UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2024

Date of Report (Date of earliest event reported)

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

111 Academy, Suite 100

Irvine, California 92617

(Address of Principal Executive Offices) (Zip Code)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NLST	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2024, Netlist, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a registered offering (the “Offering”) an aggregate of (i) 13,636,364 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) Series A Common Stock Purchase Warrants (the “Series A Warrants”) to purchase up to an aggregate of 13,636,364 shares of Common Stock (the “Series A Warrant Shares”), and (iii) Series B Common Stock Purchase Warrants (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) to purchase up to an aggregate of 13,636,364 shares of Common Stock (the “Series B Warrant Shares,” and together with the Series A Warrant Shares, the “Warrant Shares”) at a per share purchase price of $1.10 per share and accompanying warrants, for aggregate gross proceeds of approximately $15 million and expected net proceeds, after deducting placement agent fees and offering costs, of approximately $14.2 million. Subject to certain exceptions, the Purchasers have been granted the right to participate in up to 35% of future equity offerings occuring in the one year following the closing date of the Offering, as described in the Purchase Agreement. The Company expects that the Offering will close on or about October 15, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

The Series A Warrants will be exercisable at any time on or after the issuance date, have a term of five years from the issuance date, have an exercise price of $1.30 per share, contain customary 4.99%/9.99% blocker provisions and provide for the cash payment of the Black Scholes value of the Series A Warrants upon the occurrence of certain fundamental transactions. The Series B Warrants will be exercisable at any time on or after the issuance date, have a term of 100 days, have an exercise price of $1.10 per share and contain customary 4.99%/9.99% blocker provisions. The exercise price and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment in the event of, among other things, certain transactions affecting the Company’s common stock (including without limitation stock splits and stock dividends).

The issuance and sale of the Shares, Warrants, and Warrant Shares (collectively, the “Securities”) is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (No. 333-280985) as originally filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2024, and declared effective by the SEC on August 14, 2024, and the base prospectus included therein, as supplemented by a prospectus supplement dated October 11, 2024 filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act. The Securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company and at the SEC’s website at www.sec.gov or by request at Roth Capital Partners, LLC by calling (800) 678-9147. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

On October 11, 2024 the Company entered a Placement Agency Agreement (the “Placement Agreement”) with Roth Capital Partners, LLC (“Roth”), pursuant to which Roth agreed to act as the Company’s placement agent in connection with the Offering. Pursuant to the terms of the Placement Agreement, in consideration for its placement agent services the Company agreed to pay Roth a cash fee in an amount equal to 4% of the aggregate gross proceeds received by the Company in connection with the closing of the Offering and upon the cash exercise of the Series B Warrants.

In addition, pursuant to the Purchase Agreement, the Company and its director and executive officers have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they agreed not to offer for sale, contract to sell, or sell any shares of the Company’s common stock or any securities convertible into, or exercisable or exchangeable for, shares of the Company’s common stock, for a period of 100 days from the closing of the Offering, subject to certain customary exceptions.

The Purchase Agreement also provides that the Company may not, subject to the exceptions described in the Purchase Agreement, effect or enter into any Variable Rate Transactions (as defined in the Purchase Agreement) until the one year anniversary of the closing date of the Offering.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 hereto. The form of Series A Warrant, the form of Series B Warrant, the Purchase Agreement, the Placement Agreement and the form of Lock-Up Agreement are filed as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference. The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

Item 2.02. Results of Operations and Financial Condition.

The Company estimates its preliminary net sales for the quarter ended September 28, 2024 to be approximately $38 million to $40 million. This estimate of the Company’s net sales for the quarter ended September 28, 2024 is preliminary, has not been audited or reviewed by the Company’s auditors, and is subject to change upon completion of the Company’s financial statement closing procedures. As a result, the Company’s final results may vary from the preliminary results presented. The Company undertakes no obligation to update or supplement the information provided until it releases its financial statements for the quarter ended September 28, 2024. The Company’s independent registered public accounting firm, Macias Gini & O’Connell LLP, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, Macias Gini & O’Connell LLP does not express an opinion or any other form of assurance with respect thereto.

The information provided in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On October 11, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K other than statements of historical facts, including statements regarding the Company's preliminary unaudited revenue for the quarter ended September 28, 2024, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that a counterparty may appeal a jury verdict, which could cause a lengthy delay in the Company’s ability to collect the damage award or overturn the verdict or reduce the damages award; potential delays in expected litigation and other milestones, risks related to the Company’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by the Company, or by others against the Company, as well as the costs and unpredictability of any such litigation; risks associated with the Company’s product sales, including the market and demand for products sold by the Company and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of the Company’s industry; and general economic, political and market conditions, including quarantines, factory slowdowns and/or shutdowns, acts of terrorism, war and other conflicts., and additional risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 30, 2023, filed with the Securities and Exchange Commission on February 23, 2024, and other reports the Company has filed with the Securities and Exchange Commission, including subsequently filed Quarterly Reports on Form 10-Q. In light of these risks, uncertainties, and assumptions, the Company cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The Company is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1^	Form of Securities Purchase Agreement dated October 11, 2024 between Netlist, Inc. and the purchasers identified therein
10.2^	Placement Agency Agreement dated October 11, 2024 by and between Netlist, Inc. and Roth Capital Partners, LLC
10.3	Form of Lock-Up Agreement
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1)
99.1	Press Release of Netlist, Inc., dated October 11, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

^ Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: October 11, 2024	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Executive Vice President and Chief Financial Officer